UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

Ballantyne of Omaha, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at

Doubletree Guest Suites Hotel
Executive Place
7270 Cedar Street
Omaha, Nebraska 68124

on

Wednesday, May 24, 2006 at 4:00 p.m. (Central time)

Proxy Statement
For The
May 24, 2006
Annual Stockholders’ Meeting

Dear Stockholder:

You are cordially invited to attend Ballantyne’s Annual Meeting of Stockholders on Wednesday, May 24, 2006 at 4:00 p.m., CDT. The meeting will be held at the Doubletree Guest Suites Hotel, Executive Place, 7270 Cedar Street, Omaha, Nebraska.

During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Stockholders and Proxy Statement.

The formal meeting of Stockholders will be followed by a review of Ballantyne’s business operations and our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the Directors and Officers about the activities of the Company.

If you cannot attend the meeting in person, please vote your shares by proxy. Please complete, sign and date the enclosed proxy card and return it in the postage paid envelope. Your prompt voting of your shares will help your Company avoid additional solicitation costs. Your vote is important, either in person or by proxy.

I look forward to seeing you at our Annual Meeting.

Sincerely,

John P. Wilmers
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 24, 2006

The Annual Meeting of Stockholders of Ballantyne of Omaha, Inc. will be held at the Doubletree Guest Suites Hotel, Executive Place, 7270 Cedar Street, Omaha, Nebraska 68124, on May 24, 2006 at 4:00 p.m. CDT for the following purposes:

1.                To elect three directors of the Company to three-year terms.

2.                To consider and act upon a proposal to amend Ballantyne’s Certificate of Incorporation and Bylaws to elect directors annually.

3.                To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only those stockholders of record at the close of business on March 31, 2006, (the “Record Date”) shall be entitled to notice of the meeting and to vote at the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy as soon as possible to assure a quorum. You can vote by telephone, on the internet, or by mail with a proxy card. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Please review the instructions on the proxy card regarding these voting options. Stockholders who have previously voted but attend the meeting may withdraw their proxy if they wish to do so, and vote in person.

Important:  Your prompt return of the Proxy Card will help save your Company the expense and extra work of additional solicitation.

If you desire assistance in scheduling overnight accommodations in Omaha, contact Debbie Wilbeck at Ballantyne at
(402) 453-4444, ext. 303. Early reservations are encouraged.

Our 2005 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

I look forward to seeing you at the Annual Meeting.

Dated this 24th day of April, 2006.

By Order of the Board of Directors

John P. Wilmers
President and Chief Executive Officer

PROXY STATEMENT
GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the “Company”). The Company’s principal offices are located at 4350 McKinley Street, Omaha, Nebraska and its telephone number is 402-453-4444. The 2006 Annual Meeting of Stockholders will be held on May 24, 2006 at 4:00 p.m. CDT at the DoubleTree Guest Suites Hotel, 7270 Cedar Street, Omaha, Nebraska. Stockholders of record at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to stockholders on approximately April 24, 2006.

VOTING SHARES AND PRINCIPAL HOLDERS

The following table shows each person or entity Ballantyne knows to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of March 31, 2006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pequot Capital Management, Inc.(1)	1,503,200	11.1%
Richard L. Scott(2) 201 West Main Street Louisville, KY 40202	674,600	5.0%

(1)          This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by Pequot Capital Management, Inc.

(2)          This information is based on a Schedule 13D filed with the Securities and Exchange Commission on May 24, 2004 by Richard L. Scott.

APPOINTMENT AND REVOCATION OF PROXIES

As of the close of business on March 31, 2006, the Company had 13,530,031 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting.

Each share is entitled to one vote on each matter presented.

Transaction of business may occur at the meeting if a quorum is present. A quorum will be present if a majority of the voting power of the outstanding shares of common stock are present at the meeting, in person or by proxy. If a quorum is present at the Annual Meeting, the nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of the directors by shares present at the meeting, in person or by proxy, and entitled to vote, shall be elected the directors. Approval of the Proposal to amend Ballantyne’s Certificate of Incorporation and Bylaws requires the affirmative vote of holders of a two-thirds majority of all shares entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Proxies which are properly signed and returned will be voted at the meeting. Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the nominees for director and in accordance with the instructions of the Board of Directors as to any other matters. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Stockholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile. Mellon Investor Services LLC, the Company’s Transfer Agent, is prepared to assist the Company to solicit proxies, if necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following chart sets forth, as of the close of business on March 31, 2006, certain information concerning beneficial ownership of common stock by each director of the Company, each of the named executives (as defined below), and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned		Percent of Common Stock(1)
John P. Wilmers, President and CEO	284,611	(2)	2.10%
Daniel E. Faltin, Executive Vice President	14,500	(3)	0*
Brad J. French, CFO	187,425	(4)	1.39%
Ray F. Boegner, Senior Vice President	151,300	(5)	1.12%
William F. Welsh, II, Chairman of the Board	178,000	(6)	1.32%
Alvin Abramson, Director	40,375	(7)	0*
Marc E. LeBaron, Director	19,250	(8)	0*
Mark D. Hasebroock, Director	31,500	(9)	0*
All directors and executive officers as a group	906,961	(10)	6.70%

*                    Less than 1% of common stock outstanding.(1)

All executive officers beneficially own 637,836 shares including exercisable stock options, or 4.71% of the outstanding common stock.(1)(11)

(1)          Based upon 13,530,031 shares of common stock outstanding as of March 31, 2006. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 31, 2006 upon the exercise of stock options (assumes vesting of certain outside directors stock options effective May 25, 2006). Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options. However, the shares of common stock so issuable upon exercise by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(2)          Includes 66,686 shares of common stock directly owned by Mr. Wilmers and 217,925 shares purchasable pursuant to presently exercisable stock options.

(3)          Includes 2,000 shares of common stock directly owned by Mr. Faltin and 12,500 shares purchasable pursuant to presently exercisable stock options.

(4)          Includes 94,637 shares of common stock directly owned by Mr. French and 92,788 shares purchasable pursuant to presently exercisable stock options.

(5)          Includes 3,000 shares of common stock directly owned by Mr. Boegner and 148,300 shares purchasable pursuant to presently exercisable stock options.

(6)          Includes 38,625 shares of common stock directly owned by Mr. Welsh and 139,375 shares purchasable pursuant to presently exercisable stock options.

(7)          Includes 1,000 shares of common stock directly owned by Mr. Abramson and 39,375 shares purchasable pursuant to presently exercisable stock options.

(8)          Includes 3,500 shares of common stock directly owned by Mr. LeBaron and 15,750 shares purchasable pursuant to presently exercisable stock options.

(9)          Includes 31,500 shares purchasable pursuant to presently exercisable stock options.

(10)   Includes 209,448 shares of common stock owned directly by all directors and executive officers as a group and 697,513 shares purchasable pursuant to presently exercisable stock options.

(11)   Includes 166,323 shares of common stock owned directly by all executive officers and 471,513 shares purchasable pursuant to presently exercisable stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the directors be divided into three classes. The members of each class serve staggered three-year terms. Messrs. Alvin Abramson and Marc E. LeBaron are the Class I directors; Messrs. William F. Welsh, II and Mark D. Hasebroock are Class II directors; and Mr. John P. Wilmers is the Class III director. Messrs. Welsh’s and Hasebroock’s terms expire this year and both have been nominated for a three-year term expiring in 2009. The Board of Directors has also nominated Mr. Christopher E. Beach to serve as a Class II director such that three Class II directors are to be elected at this meeting. Mr. Beach is a consultant and private investor. Mr. Beach has a consulting arrangement with Pequot Capital Management, Inc., which is the beneficial owner of approximately 11% of the Company’s common stock. Mr. Beach is also a former employee and an investor in certain private investment funds managed by Pequot Capital Management, Inc. Pequot Capital Management, Inc. did not solicit the Board to nominate Mr. Beach.

The terms of the Class I, Class II and Class III directors expire on the Annual Meeting of Stockholders to be held in 2008, 2009 and 2007, respectively. The Board of Directors is recommending that the stockholders approve an amendment to the Company’s Certificate of Incorporation and Bylaws to declassify the Board of Directors to provide for the annual election of all directors. The proposal, if adopted by the stockholders, would provide that starting in 2007, directors will be elected annually so that by the annual meeting in 2009, all directors will be elected annually. See Proposal 2 for further details.

The Board of Directors has set the number of directors for 2006 at six (6). The chart below sets forth a list of the names, ages and past five-year business history of each current director and the new nominee and any public company directorships held by such persons and, the year in which each became a director of the Company.

Name	Age	Employment History	Director Since	No. of Shares	%
Class I: Term Expires in 2008
Alvin Abramson	77	Retired certified public accountant; former director of Nebraska Department of Motor Vehicles. Chairman of Audit Committee.	2002	40,375	0*
Marc E. LeBaron	51	Chairman/CEO, Lincoln Plating, 2001 - present. President, Lincoln Plating, 1984 - 2001. Director of Assurity Insurance Co. Member of Audit, Compensation and Nominating Committees.	2005	19,250	0*
Class II: Nominees for Election at the Annual Meeting for a Term Expiring in 2009
William F. Welsh II	64	Chairman of the Board. Served as Chairman of Election Systems, Inc. from 2000 to October 31, 2003. Director of Lindsay Manufacturing Company since 2000. Chairman of Compensation and Nominating Committees.	2000	178,000	1.32%
Mark D. Hasebroock	46	Chairman and Co-founder of Netshops, Inc. from 2002 to present. Executive Vice President of Sales and Chief Operating Officer of GiftCertificates.com from January 2000 to February 2002. Member of Audit, Compensation and Nominating Committees.	2003	31,500	0*
Christopher E. Beach	36	Consultant and private investor from 2002 to present. Principal and Portfolio Manager of Pequot Capital Management, Inc. from 1993 to 2002.	N/A	204,600	1.51%
Class III: Term Expires in 2007
John P. Wilmers	61	President and CEO of the Company since March 1997, previously Executive Vice President of the Company since 1992; joined the Company in 1981 and served in various capacities thereafter.	1995	284,611	2.1%

*       Less than 1% of common stock outstanding.

Compensation of Directors

The Company does not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

In 2005, compensation for non-employee directors included the following:

•       Annual retainer of $20,000

•       $1,000 for each Board meeting attended

•       $500 for each Board meeting held by telephone conference

•       Expenses of attending Board meetings

•       New directors are automatically granted 23,625 stock options on the first business day after election. They are automatically granted an additional 23,625 stock options every three years as long as they continue to serve on the Board.

•       vesting at a rate of 7,875 shares on the first business day after election

•       vesting an additional 7,875 shares on the first business day after each annual stockholders meeting, assuming they continue to serve on the Board

•       exercise price of all 23,625 options is fair market value on date of initial grant

•       options have a term of five years

The Board of Directors held seven meetings during 2005. In addition, the Board of Directors took action by unanimous consent in writing in lieu of a special meeting one time. No director was present for less than 75% of all Board and committee meetings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR “ALL” NOMINEES IN PROPOSAL 1.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of the names and ages of the current executive officers of the Company, their business history for at least the last five years and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
John P. Wilmers	61	Director of Company; President and CEO of Company since March 1997; previously Executive Vice President of Company since 1992; joined Company in 1981 and has served in various capacities thereafter.	1988
Daniel E. Faltin	49	Executive Vice President of the Company since June 1, 2003; previously President of Chief Automotive Systems, Inc. (Chief), a Nebraska-based manufacturer and marketer of collision repair equipment from January 1999 to February 2002. Before assuming responsibilities as President, he served for five years as Chief’s Vice-President of sales and marketing.	2003
Brad J. French	53	CFO since 1996; Secretary and Treasurer since 1992; joined Company as Controller in 1990.	1992
Ray F. Boegner	56	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid to the Chief Executive Officer and three other executive officers of the Company for the fiscal years ended December 31, 2005, 2004, and 2003.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other annual	stock	underlying	LTIP	All other
Name and		Salary	Bonus	compensation	award(s)	Options/SARs	payouts	compensation
principal position	Year	($)	($)(3)	($)(4)	($)	(#)	($)	($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
John P. Wilmers,	2005	235,000	134,708	13,667	-0-	-0-	-0-	7,002
President and Chief	2004	233,654	143,711	12,016	-0-	-0-	-0-	6,150
Executive Officer	2003	215,000	-0-	12,086	-0-	-0-	-0-	6,000
Daniel E. Faltin (1)	2005	189,000	121,266	727	-0-	-0-	-0-	5,670
Executive Vice President	2004	186,923	119,626	9,419	-0-	-0-	-0-	5,608
	2003	96,231	-0-	304	-0-	125,000	-0-	208
Brad J. French,	2005	150,000	93,312	8,676	-0-	-0-	-0-	4,500
Secretary and Treasurer	2004	147,462	93,557	8,532	-0-	-0-	-0-	4,333
and Chief Financial Officer	2003	135,000	-0-	8,382	-0-	-0-	-0-	4,000
Ray F. Boegner,	2005	161,000	102,892	5,870	-0-	-0-	-0-	4,830
Senior Vice President	2004	158,885	101,712	7,025	-0-	-0-	-0-	4,767
	2003	145,000	-0-	7,022	-0-	-0-	-0-	4,350

(1)             Mr. Faltin was hired on June 1, 2003 at an annual salary of $180,000.

(2)             Amounts represent contributions made by the Company under the Ballantyne Retirement and Savings Plan described herein.

(3)             Amounts paid in 2006 for the fiscal 2005 year.

(4)             The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance and personal use of company vehicles among other items. SEC rules do not require these benefits to be included in the Summary Compensation Table if such amounts are less than $50,000 or 10% of the individual’s salary and bonus. The Company has chosen to show these benefits in summary in “Other Annual Compensation”.

Stock Option Grants in Fiscal Year 2005

% of Total
			Options			Potential Realizable Value at
			Granted to	Exercise		Assumed Annual Rates of
			Employees	Price		Stock Price Appreciation for
	Date	Options	in Fiscal	Per	Expiration	Option Term
Name	Granted	Granted	Year	Share	Date	5%	10%
NONE

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 2005.

					Value of
			Number of securities		unexercised
			underlying unexercised		in-the-money
	Shares		options/SARs at		options/SARs at
	acquired on	Value	fiscal 2005 year end (#)(1)		fiscal 2005 year end ($)(2)
Name	exercise (#)	Realized ($)(2)	(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
					($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
John P. Wilmers	103,950	214,657	217,925	0	533,750	0
Daniel E. Faltin	0	0	125,000	0	463,750	0
Brad J. French	44,888	85,438	92,788	0	213,500	0
Ray F. Boegner	51,975	109,908	148,300	0	427,000	0

(1)          Adjusted for all stock splits and dividends effected by the Company.

(2)          Value realized is the difference between the price (calculated as the average of the high and low price) of the Company’s common stock on the day of exercise and the option price multiplied by the number of shares.

(3)          The value in columns (f) and (g) were determined by using the last reported per share trade price ($4.89) on December 31, 2005, less the option exercise price, multiplied by the number of shares.

Employment Contracts

Mr. Wilmers’ base compensation was $235,000 per year during fiscal 2005. Effective January 1, 2006, Mr. Wilmers’ base compensation rose to $245,000. He is also eligible to participate in the Executive Officers Performance Bonus Compensation Plan and other normal employee benefits. Mr. Wilmer’s employment contract expires January 23, 2007.

Mr. Faltin’s base compensation was $189,000 per year during fiscal 2005. Effective January 1, 2006, Mr. Faltin’s base compensation rose to $198,000. He is also eligible to participate in the Executive Officers Performance Bonus Compensation Plan and other normal employee benefits. Mr. Faltin currently does not work under an employment contract.

Mr. French’s base compensation was $150,000 per year during fiscal 2005. Effective January 1, 2006, Mr. French’s base compensation rose to $158,000. He is also eligible to participate in the Executive Officers Performance Bonus Compensation Plan and other normal employee benefits. Mr. French’s employment contract expires January 23, 2007.

Mr. Boegner’s base compensation was $161,000 per year during fiscal 2005. Effective January 1, 2006, Mr. Boegner’s base compensation rose to $169,000. He is also eligible to participate in the Executive Officers Performance Bonus Compensation Plan and other normal employee benefits. Mr. Boegner’s employment contract expires January 23, 2007.

Executive Officers Performance Bonus Compensation Plan

The Board of Directors has approved two cash incentive plans, the Executive Officers Performance Bonus Compensation Plan and the Employee Performance Bonus Compensation Plan. The plans are annual cash incentive programs that provide certain officers and key employees cash bonuses if the Company achieves certain financial goals. Each payout is further subject to the achievement of certain individual goals, as defined. Charges to expense for the plans amounted to approximately $1.2 million and $1.0 million for the years ending December 31, 2005 and 2004, respectively. Messrs. Wilmers, Faltin, French and Boegner each participated in the Executive Plan. Amounts paid to them in 2006 pertaining to the 2005 Plan year are included in the Summary Compensation Table.

Retirement and Savings 401(k) Plan

The Company has adopted a Retirement and Savings 401(k) Plan, which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the “Code”), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service are eligible to participate in the Plan.

Each Participant may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 2005, no Participant could contribute more than $14,000 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $18,000.

Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant’s death, retirement or other termination of service, or, if the Participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

Contributions to the Plan made by the Company on behalf of Messrs. Wilmers, Faltin, French and Boegner are included in the Summary Compensation Table.

CORPORATE GOVERNANCE

The Board of Directors has adopted several corporate governance policies to address significant corporate governance issues. The Board of Directors has adopted the following governance documents:

•       Code of Ethics

•       Audit Committee Charter

•       Nominating Committee Charter

•       Finance/Strategic Planning and Corporate Governance Committee Charter

•       Procedures for bringing concerns or complaints to the attention of the Audit Committee

These corporate governance documents are available in print to any stockholder upon request.

Board Independence

The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the American Stock Exchange (AMEX).

Communication to the Board

Stockholders wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board Attendance at Annual Meeting

All members of the Board of Directors are encouraged to attend the Annual Meeting. All Directors attended the 2005 Annual Meeting.

COMPENSATION COMMITTEE REPORT

Responsibility; Composition of Committees

The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee of the Company’s Board of Directors consists of directors Welsh, as Chair, LeBaron and Hasebroock. The Committee met two times in 2005.

The Committee functions include:

•       Determining the compensation of the Chief Executive Officer;

•       Overseeing all other executive officers’ compensation, including salary and payments under the Executive Officers Performance Bonus Compensation Plan.

The Company also has an independent committee, the Employee Stock Option Committee, which is responsible for the granting of options under the Employee Stock Option Plan of the Company to executive officers and key employees of the Company. The Employee Stock Option Committee is comprised of Messrs. Welsh, LeBaron and Hasebroock. This Committee did not meet during 2005. The Company also has an Outside Director Stock Option Committee, which is responsible for the granting of options under the Outside Directors Stock Option Plan. The Outside Director Stock Option Committee is comprised of Messrs. Brad French and Myron Kaplan, the Company’s outside counsel. This committee took action by unanimous consent in lieu of a special meeting one-time during 2005.

Compensation Philosophy

Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer’s performance, the level of responsibility associated with the executive officer’s office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers’ compensation are base salary, short-term incentive in the form of a bonus payable from the Executive Officers Performance Bonus and a long-term incentive in the form of restricted common stock, with an emphasis on annual bonuses.

Base Salary

The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company’s business, and its expectation as to his future contributions in directing the long-term success of the Company and its business. The Committee increased Mr. Wilmers base salary to $245,000 effective January 1, 2006.

Cash Bonuses

The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. The executive officers participate in the Executive Officers Performance Bonus Compensation Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels and the employee achieves certain individual goals, as defined. The bonus pool is based upon a percentage of operating income, as defined by the Board of Directors. Each payout is further subject to the achievement of certain individual goals. The calculation of the bonus pool is subject to approval of the Compensation Committee.

Stock Plans

The Committee reviewed the advantages and disadvantages of option grants and allowed the 1995 Employee Stock Option Plan to expire without renewal in September 2005. The Committee subsequently adopted and the stockholders subsequently approved, the 2005 Restricted Stock Plan in its place. The decision was due in part to the Financial Accounting Standards Board (FASB) issuing a final statement that requires companies to record stock option expense in their income statements. The Committee believes that the Restricted Stock Plan will have a lesser impact to earnings and dilution to stockholders while still providing a mechanism to link executive and stockholder interests and assist the Company in attracting and retaining key executives. The Company also has an Employee Stock Purchase Plan to provide a method by which eligible employees may purchase common stock on a discounted basis through payroll deductions. The maximum number of shares of common stock that can be purchased pursuant to any plan year is two thousand shares. The Compensation Committee believes that participation in the plan provides eligible employees at all levels with a greater incentive to contribute to the success of the Company.

Compliance with Section 162(M) of the Internal Revenue Code

The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Specified compensation is excluded for this purpose, including performance based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company’s executive officers.

Compensation Committee Interlocks and Insider Participation

During 2005 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934.

The foregoing report is submitted by the Compensation and Stock Option Committees of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations there under, and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

William F. Welsh, II (Chair)

Mark D. Hasebroock

Marc E. LeBaron

REPORT OF THE AUDIT COMMITTEE

The Company has a standing Audit Committee of the Board of Directors. The Audit Committee consists of directors Abramson (Chair), Hasebroock and LeBaron, who are independent directors, as defined by AMEX listing requirements. The Board of Directors has determined that Mr. Abramson is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the SEC, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934 (as amended). The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. The Committee acts under a written charter, which was amended and restated by the Board of Directors during 2006. A copy of the amended and restated Audit Committee Charter is appended to this proxy statement. During 2005, the Audit Committee met four times with all members present.

Management has primary responsibility for the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, audits the annual consolidated financial statements prepared by management and expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles. Additionally, KPMG LLP conducts quarterly reviews of the Company’s consolidated financial statements in accordance with the

Statement on Auditing Standards (“SAS”) No. 100, “Interim Financial Information.” The Audit Committee meets with KPMG LLP in executive session to discuss any matters that the Committee or KPMG LLP believes should be discussed privately with the Audit Committee.

During the year ended December 31, 2005:

The Company’s independent registered public accounting firm discussed with the Audit Committee issues required to be discussed by SAS No. 61 “Communications with Audit Committees” as amended by SAS No. 90, “Audit Committee Communications.” SAS No. 61, as amended by SAS No. 90, specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

•       The Audit Committee reviewed the Company’s audited financial statements, the Company’s unaudited quarterly consolidated financial statements and met with both management and KPMG LLP to discuss those consolidated financial statements. Management has represented to the Audit Committee that those consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

•       The Audit Committee has received and reviewed written disclosures from KPMG LLP required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (concerning matters that may affect an auditor’s independence) and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with their independence.

•       Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations there under.

Alvin Abramson (Chair)

Mark D. Hasebroock

Mark E. LeBaron

NOMINATING COMMITTEE

The members of the Nominating Committee are directors Welsh (Chair) and Hasebroock. All members of the Nominating Committee are independent as defined by the AMEX listing requirements. The Nominating Committee acts under a written charter, adopted by the Board of Directors, a copy of which was attached to the 2004 Proxy Statement. The Nominating Committee reports to and assists the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director Nominees for the next Annual Meeting of Stockholders. The Nominating Committee met two times during 2005.

Director Nomination Process

Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees.

The following personal criteria will be considered in selecting candidates for the Board of Directors:

•       Independence

•       Wisdom

•       Integrity

•       Understanding and general acceptance of our corporate philosophy

•       Valid business or professional knowledge and experience, that can bear on our strategies and deliberations

•       Proven record of accomplishment

•       Willingness to speak one’s mind

•       Ability to challenge and stimulate management

•       Future orientation

•       Willingness to commit time and energy

The Nominating Committee evaluated Christopher E. Beach using these criteria, and recommended his nomination to the Board of Directors. The Board, in turn, nominated Mr. Beach for election as a director at the 2006 Annual Meeting of Stockholders.

The Nominating Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

PERFORMANCE GRAPH

The following performance graph shows the cumulative total return on the Company’s common stock, the S & P 500 Market Value Index and a peer group for the past five years. The peer group is made up of three corporations (namely Concord Camera, Panavision, Inc. and Optibase Limited). The peer group is comprised of companies with a market capitalization between approximately $34 million and $147 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

The performance graph assumes the value of the investment in the common stock and each index was $100 and that all dividends were reinvested.

Ballantyne of Omaha, Inc.
	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Ballantyne of Omaha, Inc.	$100.00	$144.74	$200.00	$763.16	$1,184.21	$1,286.84
S&P 500	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75
Peer Group	$100.00	$52.63	$37.86	$68.51	$32.20	$20.74

PROPOSAL 2

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION AND
BYLAWS TO ELECT DIRECTORS ANNUALLY

The following proposal is presented for action at the Annual Meeting by direction of the Board of Directors:

“RESOLVED, that Article Sixth, Section A, of the Company’s Certificate of Incorporation be amended to read as set forth in Appendix “A” to the proxy statement so that the Board of Directors will be declassified.

BE IT FURTHER RESOLVED, that Article II, Section 1, of the Company’s Bylaws be amended to read as set forth in Appendix “B” to the proxy statement so that the Board of Directors will be declassified.”

Background of the Proposal

The Company’s current Certification of Incorporation and Bylaws divide the Board of Directors into three classes, each of which is elected for a three-year term. The action described above would change them to provide for the annual election of all directors.

This proposal requires the approval of a two-thirds majority of the issued and outstanding shares. If this action is not approved, the current classified structure will stay in place. If this action is approved, the declassified Board structure will be phased in as follows:

a)     current directors, including those elected to three-year terms at the 2006 Annual Meeting, will continue to serve the remainder of their elected terms; and

b)     starting with the Annual Meeting of Stockholders in 2007, directors will be elected annually, so that by the Annual Meeting of Stockholders in 2009, all directors will be elected annually.

Board Position

The Board supports these proposed amendments to the Certificate of Incorporation and Bylaws to move to annual elections for all directors. In recent years, an increasingly large number of institutional and individual stockholders have asked us to reconsider this position and return to annual elections for all Directors. Although the classified structure has served the Company well in the past, the Board is guided by stockholder opinion on this important issue of corporate governance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2

STOCKHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, stockholder proposals must be received by December 31, 2006 to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting of Stockholders which is expected to be held in May 2007. It is suggested that any stockholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Stockholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2007 Annual Meeting of Stockholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect there under.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons, subject to these reporting requirements filed the required reports on a timely basis during 2005.

Independent Registered Public Accountants

KPMG LLP, certified public accountants, are the independent registered public accountants for the Company.

Representatives of KPMG LLP are expected to be present at the stockholders’ meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP for each of the last two fiscal years:

Category of Fee	2005	2004
Audit Fees	$114,095	$115,408
Audit Related Fees(1)	14,590	49,607
Tax Fees(2)	17,560	16,830
All Other Fees	0	0
Total	$146,245	$181,845

(1)          Audit-related fees relate to an audit of the Company’s employee benefit plan and other accounting compliance assistance.

(2)          Tax fees relate to tax compliance.

The Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the Securities and Exchange Commission.

There were no fees billed by KPMG LLP for the Company’s most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

KPMG LLP will make a proposal to be selected as the Company’s independent registered public accountants for 2006, which will be considered by the Audit Committee.

Other Matters

The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

APPENDIX A
PROPOSED AMENDMENT TO THE
SIXTH ARTICLE OF THE CERTIFICATE OF INCORPORATION
OF BALLANTYNE OF OMAHA, INC.

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected at the annual meeting of stockholders to serve one-year terms and until their successors are elected and qualified; provided, however, that directors serving on the date of the annual meeting of stockholders in 2006, including those elected at such meeting, shall continue to serve the remainder of their elected term.

A-1

APPENDIX B
AMENDMENT TO THE BALLANTYNE OF OMAHA, INC. BY-LAWS

ARTICLE II—BOARD OF DIRECTORS

Section 1.     Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be elected at the annual meeting of stockholders to serve one-year terms or until their successors are elected and qualified; provided, however, that directors serving on the date of the annual meeting of stockholders in 2006, including those elected at such meeting, shall continue to serve the remainder of their elected term.

B-1

APPENDIX C
BALLANTYNE OF OMAHA, INC. AUDIT COMMITTEE CHARTER

PURPOSE:

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing internal controls, and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.

MEMBERSHIP:

The membership of the Committee shall consist of at least three independent directors as defined by Section 121A of the American Stock Exchange Company Guide, each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, or cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The members of the Committee shall be elected by the Board at its annual meeting. The Chairperson shall be appointed by the full Board.

COMMUNICATIONS/REPORTING:

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal accounting staff, and the Company’s management. This communication shall include private executive sessions, at least annually, with these parties. The Committee Chairperson shall report on the Audit Committee activities to the full Board.

MEETINGS:

The Committee shall meet four times a year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings.

The agenda for the Committee meetings will be prepared in consultation between the Committee chair and members of the Committee, and when appropriate, with Company’s finance management and the public accounting firm.

RESPONSIBILITIES:

The Committee relies on the expertise and knowledge of management, the internal accounting staff, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The public accounting firm is accountable to the full Board of Directors and the Audit Committee. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

SPECIFIC RESPONSIBILITIES:

1.     The Committee will perform such functions as assigned by law, the Company’s charter, bylaws, or the Board of Directors.

2.     Ensure its receipt from the public accounting firm of a formal written statement delineating all relationships between the public accounting firm and the Company consistent with Independent Standards Board, Standard 1, and to actively engage in a dialogue with the public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the public accounting firm.

3.     Taking or recommending that the full Board of Directors takes appropriate action to oversee the independence of the public accounting firm.

4.     Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent public accounting firm. In addition, include a copy of the committee charter as an appendix to the proxy statement at least once every three years.

5.     Appoint, approve the compensation of, and provide oversight of the public accounting firm.

6.     Confirm annually the independence of the public accounting firm, quarterly review of the firm’s non-audit services and related fees.

7.     Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial management expertise.

8.     Review with the public accounting firm and the Company’s financial management the adequacy of the Company’s internal controls, including computerized information system controls and security.

9.     Review policies and procedures regarding transactions between the Company and officers and directors that are not a normal part of the Company’s business.

10.   The Committee will meet with management and the public accounting firm to review earnings press releases, as well as Company’s policies with respect to release of financial information and earnings guidance.

11.   Review with management and the independent public auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

12.   In connection with each periodic report of the Company, review management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act, and the contents of the Chief Executive Officers and the Chief Financial Officer certificates to be filed under Section 302 and 906 of the Act.

13.   Meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Audit Committee.

14.   Meet with the Chief Financial Officer in executive session to discuss any matters that the Committee believe should be discussed with the Audit Committee.

15.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.   Appoint and set the compensation of such special or independent counsel, accountants or other experts as the Committee deems necessary or appropriate to discharge its duties and responsibilities.

17.   Review and update this charter, at least annually, as conditions dictate.

18.   Conduct an annual performance of the Audit Committee and annually evaluate the adequacy of its Charter.

BALLANTYNE OF OMAHA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BALLANTYNE OF OMAHA, INC.

The undersigned hereby appoints John P. Wilmers and Brad J. French, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Ballantyne of Omaha, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at Doubletree Guest Suites Hotel, Executive Place, 7270 Cedar Street, Omaha, Nebraska 68124, on the 24th day of May 2006 at 4:00 p.m. or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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							Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
PROPOSAL 1:	For all Nominees Listed Below	Withhold Authority to Vote for All Nominees Listed Below	For All Except	PROPOSAL 2:	PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS TO ELECT BOARD MEMBERS ANNUALLY.	☐	☐	☐
ELECTION OF DIRECTORS Nominees: 01 Mark D. Hasebroock
02 William F.Welsh II 03 Christopher E. Beach	☐	☐	☐	I plan to attend the annual meeting				☐

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